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                                                                    EXHIBIT 23.5

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated February 11, 1998, on the financial statements of Florida Industrial Electric, Inc. included in or made a part of this registration statement and to all references to our firm in this registration statement.

                                         Sapp & Sapp P.A.

Winter Park, Florida
September 11, 1998                     /s/  SAPP & SAPP P.A.